Exhibit 10.1.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

CONFIRMATION AND AMENDMENT OF PARTICIPATION AGREEMENT

THIS CONFIRMATION AND AMENDMENT OF PARTICIPATION AGREEMENT (“Confirmation and Amendment”), is executed to be effective as of May 29, 2020, by and between HOME POINT FINANCIAL CORPORATION, a New Jersey corporation (hereinafter referred to as “Seller”), and MERCHANTS BANK OF INDIANA (hereinafter referred to as “Participant”);

W I T N E S S E S  T H A T:

WHEREAS, Seller and Participant entered into that certain Master Participation Agreement dated May 31, 2017 for a participation facility in the amount of Six Hundred Million and 00/100 Dollars ($600,000,000.00) (as heretofore amended, modified or restated, referred to as the “Participation Agreement”);

WHEREAS, among other terms specifically identified herein, Seller and Participant have agreed to modify certain terms of the Participation Agreement as more particularly described herein;

WHEREAS, Participant is willing to modify the Participation Agreement subject to, inter alia, the terms and conditions hereinafter specified and upon the condition that Seller makes the acknowledgements, agreements and confirmations set forth herein and executes all documents reasonably required by Participant to effectuate such modification.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Participant agree as follows:

1.             Seller and Participant hereby agree that the term of the Participation Agreement and any termination, expiration or maturity date contained therein is hereby extended to May 27, 2021.

2.             Seller and Participant hereby agree that the as of the date hereof the maximum aggregate outstanding balance of Ownership Interests as set forth in Section 1.1 of the Participation Agreement is increased from Six Hundred Million and 00/100 Dollars ($600,000,000.00) to Eight Hundred Million and 00/100 Dollars ($800,000,000.00), all on the terms and conditions, subject to the limitations set forth in the Participation Agreement, with a maximum Scratch and Dent sublimit of [***].

3.             Notwithstanding anything to the contrary, Schedule I attached to the Participation Agreement is hereby deleted and the “Schedule I” attached hereto is hereby inserted in lieu thereof.

4.             Notwithstanding anything to the contrary, Participant’s Ownership Interest for any Scratch and Dent Mortgage Loan shall not exceed [***].

5.             Seller hereby covenants and agrees with Participant that at the end of each calendar month Seller shall have an Adjusted Tangible Net Worth of at least [***] (“Net Worth Requirement”). For the purposes hereof, “Adjusted Tangible Net Worth” shall mean Seller’s net worth as determined by generally accepted accounting principles less intangible assets and receivables from affiliates and shareholders.

6.             Seller hereby covenants and agrees with Participant that at all times hereunder Seller shall have Liquidity of not less than [***]. For the purposes hereof, “Liquidity” shall mean, at any particular time, the sum of Seller’s cash, cash equivalents (certificates of deposit and other depository accounts established at FDIC-insured banks), United States government-issued securities and other registered, unrestricted equity or debt securities which are publicly traded on a recognized United States exchange and which, in all events, are held in Seller’s name and are free and clear of all liens (except liens in favor of Participant).

7.             Seller hereby covenants and agrees with Participant that at the end of each calendar month Seller shall maintain a Leverage Ratio no greater than [***]. For the purposes hereof, “Leverage Ratio” shall mean the ratio of Borrower’s debt to its Adjusted Tangible Net Worth.

8.             Seller hereby covenants and agrees with Participant that Seller shall maintain a minimum fiscal quarterly profitability of not less than [***].

9.             Seller agrees to provide Participant not less than ninety (90) days’ written notice prior to withdrawing any escrows held by Participant.

10.           Seller acknowledges and confirms that the Participation Agreement continues in full force and effect. Seller reaffirms and ratifies all warranties, representations, provisions, conditions, terms, covenants and agreements set forth in the Participation Agreement.

11.           Seller represents and warrants to Participant that (a) as of the effective date hereof, there exists no event of default under the Participation Agreement, or any condition that, with the giving of notice, lapse of time, or both, would constitute an event of default under the Participation Agreement, and (b) Seller has no defenses, offsets, claims or counterclaims against Participant under the Participation Agreement, or any other agreement, instrument, document or event executed or occurring in connection therewith.

12.           This Confirmation and Amendment shall be binding upon and inure to the benefit of Seller and Participant and their respective successors, assigns and legal representatives.

13.           The undersigned, executing this Confirmation and Amendment for and on behalf of Seller, certifies and represents to Participant that s/he is duly authorized by all action necessary on the part of Seller to execute and deliver this document and that this document constitutes a legal, valid and binding obligation of Seller in accordance with its terms. This agreement may be executed and delivered in multiple counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.

14.           This Confirmation and Amendment shall be governed by and construed in accordance with the laws of the State of Indiana.

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IN WITNESS WHEREOF, the undersigned have caused this Confirmation and Amendment of Participation Agreement to be executed effective as of the date first above written.

Seller:

HOME POINT FINANCIAL CORPORATION

By:	/s/ Joseph Ruhlin

Name: Joseph Ruhlin
Title: Treasurer

Participant:

MERCHANTS BANK OF INDIANA

By:	/s/ Kelly Horvath
Name:	Kelly Horvath
Title:	Vice President

SCHEDULE I

Fee Schedule

On a monthly basis, Participant shall pay Seller (i) a service fee equal to [***] of the Participant’s Ownership Interest with respect to the average monthly balance of Mortgage Loans acquired by Participant, plus (ii) a custodial credit equal to (a) the per annum interest rate (based on a year of 360 days and actual days elapsed) from time to time announced by the Wall Street Journal as the “One Month LIBOR” [***], with each change in such interest rate to occur automatically effective as of the date of each such change multiplied by (b) the average deposits of Seller held by Participant during a given calendar month (collectively, the “Servicing Fee”).

Seller shall pay Participant a fee equal to [***] for each Mortgage Loan acquired by Participant (“Funding Fee”).

At Take-Out of each Mortgage Loan, Seller shall pay Participant a “Participation Fee” equal to the greater of (i) the difference between (a) [***] and (b) the Note Rate minus the Servicing Fee for any period outstanding, or (ii) [***].